
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from (a) the Unaudited, Consolidated Financial Statements of Genzyme Corporation and
Subsidiaries for the three months ended March 31, 2000 and is qualified in its entirety by reference to such, (b) financial statements as included in the Form
10-Q for Genzyme Corporation dated march 31, 2000.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-START>                             JAN-01-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                         112,194
<SECURITIES>                                   574,424
<RECEIVABLES>                                  186,967
<ALLOWANCES>                                    23,731
<INVENTORY>                                    117,991
<CURRENT-ASSETS>                               712,030
<PP&E>                                         582,583
<DEPRECIATION>                                 195,740
<TOTAL-ASSETS>                               1,916,042
<CURRENT-LIABILITIES>                          145,725
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         1,421
<OTHER-SE>                                   1,475,398
<TOTAL-LIABILITY-AND-EQUITY>                 1,916,042
<SALES>                                        205,387
<TOTAL-REVENUES>                               208,130
<CGS>                                           48,259
<TOTAL-COSTS>                                   60,110
<OTHER-EXPENSES>                                96,069
<LOSS-PROVISION>                                 4,340
<INTEREST-EXPENSE>                               3,939
<INCOME-PRETAX>                                 43,672
<INCOME-TAX>                                    11,854
<INCOME-CONTINUING>                             31,818
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    31,818
<EPS-BASIC>                                       0.61<F1>
<EPS-DILUTED>                                     0.57<F1>

<F1>Genzyme Corporation reports earnings per share for each of its four series of common stock. The earnings per share information presented on this schedule represents the earnings per share data for net income attributable to Genzyme General Stock. For the period presented, net income allocated to Genzyme
General was $51,637. For the period presented, net loss allocated to Genzyme Molecular Oncology was $(5,057) or $(0.37) per basic and diluted share of Molecular Oncology Stock, net loss allocated to Genzyme Surgical Products was $(10,043) or $(0.68) per basic and diluted share of Surgical Products
Stock, and net loss allocated to Genzyme Tissue Repair was $(4,971) or $(0.17) per basic and diluted share of Tissue Repair Stock.

